Exhibit 99.3

Americold Realty Trust Announces Appointment of George F. Chappelle Jr. as Permanent CEO

ATLANTA, February 24, 2022 -- Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition, and development of temperature-controlled warehouses, today announced that its Board of Trustees has appointed George F. Chappelle Jr. as Chief Executive Officer, effective immediately.

“After a thoughtful search process, the Board unanimously concluded that George is the right executive to lead Americold forward,” said Mark Patterson, Chairman of the Americold Board. “George is an exemplary leader with a proven record of execution and a deep understanding of our business and industry. He has hit the ground running since joining as Interim CEO last year, advancing efforts to support customers and position Americold for success. With George now at the helm on a permanent basis, the Board is confident in Americold’s ability to drive growth and long-term value creation.”

Mr. Chappelle was appointed as Interim Chief Executive Officer and a member of the Board of Trustees on November 2, 2021. He has more than 35 years of logistics, supply chain and information technology experience in the food and beverage and consumer packaged goods industries. He previously held various executive and leadership roles with Tyson Foods, The Kraft Heinz Company, and Sara Lee Foods.

“I have been deeply impressed by this Board and management team’s commitment to delivering operational excellence and disciplined growth” said Mr. Chappelle. “Americold is an essential component of the food supply chain with irreplaceable assets, an unrivaled market position, a best-in-class team, and compelling growth prospects. I look forward to leading Americold’s next chapter, delivering on our collective promise to serve our customers, deliver long term growth in shareholder value, and live up to our commitments of corporate responsibility.”

The Americold Board engaged Ferguson Partners, a nationally recognized search firm, to identify a permanent Chief Executive Officer.

About George F. Chappelle Jr.

George F. Chappelle Jr. has served as Interim Chief Executive Officer and a member of the Americold Board of Trustees since November 2021. Prior to Americold, Mr. Chappelle served as an executive of Tyson Foods, holding a variety of leadership roles including Chief Corporate Services Officer; General Manager of Emerging Proteins, Research and Development and Logistics; Chief Operating Officer of Prepared Foods; and Chief Integration Officer. Before joining Tyson Foods in 2017, he served as Chief Operating Officer at several leading consumer packaged goods companies, including AdvancePierre Foods, Vi-Jon and Solo Cup Company. Previously, Mr. Chappelle spent more than four years with Sara Lee Foods, including as Chief Supply Chain Officer and Chief Information Officer. He also served as Chief Information Officer of HJ Heinz from 2002 to 2005. Mr. Chappelle currently serves as Chairman of the Board of Flagstone Foods and as a member of the Boards of Apex International and Randall Foods. He previously served as Chairman of the Board of AGRO Merchants Group from 2018 to 2020.
Forward-Looking Statements
Statements contained in this press release that are not statements of historical fact, including those that refer to the Company’s expectations for significant growth and long-term and value creation, and the Company’s focus on delivering operational excellence, long term growth in shareholder value, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

The potential risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ from the predicted results, performance or achievements include, among others, uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic, adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry, general economic conditions, supply chain disruptions, labor shortages, inflation, uncertainty of revenues, given the nature of our customer contracts, decreased storage rates and increased vacancy rates, financial market fluctuations, and our ability to execute on, and achieve the expected benefits from, our operational and strategic initiatives. Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.

About Americold Realty Trust
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 250 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Media Relations
Telephone: 678-427-2404
Email: mediarelations@americold.com